Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of this day of      , 2014, by and between RESONANT, INC., a Delaware corporation (the “Company”), and                  , an individual (“Indemnitee”).

RECITALS

A.                                The Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, and agents to expensive litigation risk at the same time that the availability and coverage of liability insurance has been severely limited.

B.                                 Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other directors, officers, employers and agents of the Company may not be willing to continue to serve as directors, officers, employees and agents without additional protection.

C.                                 The Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors, officers, employees and agents of the Company and to indemnify its directors, officers, employees and agents so as to provide them with the maximum protection permitted by law.

AGREEMENT

The Company and Indemnitee hereby agree as follows:

1.                                    Agreement to Serve.  Indemnitee agrees to serve and/or continue to serve the Company, at the Company’s will (or under separate written agreement approved by the Board of Directors of the Company (the “Board”), if such agreement exists), in the capacity Indemnitee currently serves the Company, as long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws of the Company or any subsidiary of the Company or (subject to any employment agreement between Indemnitee and the Company) until such time as Indemnitee, in his sole discretion, tenders a written resignation or is removed in accordance with the Bylaws; provided, however, that nothing contained in this Agreement is intended to or shall create any right (express or implied) to continued employment by Indemnitee.

2.                                    Indemnification.

(a)                               Third Party Proceedings.  The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason in whole or in part of: (i) the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, whether serving in such capacity at any time before or after the date of this Agreement, (ii) any action or inaction on the part of Indemnitee while a director, officer, employee or agent of the Company, or any subsidiary of the Company, whether serving in such capacity at any time before or after the date of this Agreement, or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether serving in such capacity at any time before or after the date of this Agreement, against all expenses (including, without limitation, attorneys’ fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, and expenses of investigations), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company which approval shall not be unreasonably withheld) and other amounts actually incurred by Indemnitee in connection with such action, suit or proceeding to the fullest extent permissible under Delaware Law as currently in effect and as may be expanded in the future.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that indemnification is unavailable under this Agreement.

(b)                              Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Company or any subsidiary of the Company arising in whole or in part out of (i) the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any subsidiary of the Company, whether serving in such capacity at any time before or after the date of this Agreement, (ii)  any action or inaction on the part of Indemnitee while a director, officer, employee or agent of the Company or any subsidiary of the Company, whether serving in such capacity at any time before or after the date of this Agreement, or (iii)  the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether serving in such capacity at any time before or after the date of this Agreement, against expenses (including, without limitation, attorneys’ fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, and expenses of investigations) and amounts paid in settlement, in each case to the extent actually incurred by Indemnitee in connection with such action, suit or proceeding, to the fullest extent permissible under Delaware Law as currently in effect and as may be expanded in the future.  For purposes of this Section 2(b), indemnification shall include, to the extent not prohibited by law, indemnification against all judgments, fines and amounts paid in settlement actually incurred by Indemnitee in connection with such action, suit or proceeding.

(c)                               Mandatory Payment of Expenses.  Notwithstanding any limitations or conditions upon the Company’s indemnification obligations set forth in Sections 2(a) and (b) above, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2(a) or (b) or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including, without limitation, attorneys’ fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, and expenses of investigations) actually incurred by Indemnitee in connection therewith.

(d)                             Indemnification for Serving as a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s status as a director, officer, employee or agent of the Company or any subsidiary of the Company, whether serving in such capacity at any time before or after the date of this Agreement, a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, Indemnitee shall be indemnified against expenses actually incurred by Indemnitee in connection therewith.

3.                                    Expenses; Indemnification Procedure.

(a)                               Advancement of Expenses.  The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil, criminal, administrative or investigative action, suit or proceeding referenced in Sections 2(a) or (b) hereof.  Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.  The advances to be made hereunder shall be paid by the Company to Indemnitee within 30 days following delivery of a written request therefor by Indemnitee to the Company.

(b)                              Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice, in accordance with Section 15 hereof, of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the Chief Executive Officer of the Company at the principal executive offices of the Company.  In addition, Indemnitee shall give the Company, at the Company’s expense, such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)                               Procedure.  Any indemnification and advances provided for in Section 2 and this Section 3 shall be made no later than 30 days after receipt of the written request of Indemnitee.  If a claim under this Agreement is not paid in full by the Company within 30 days after a written request for payment therefor has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 14 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) unless and until such defense is finally adjudicated by court order or judgment from which no further right of appeal exists.  It is the intention of the parties that if the Company contests Indemnitee’s right to indemnification under this Agreement or applicable law, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its officers, its Board, any committee or subgroup of its Board, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by this Agreement or by applicable law, nor an actual determination by the Company (including its officers, its Board, any committee or subgroup of its Board, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct.

(d)                             Notice to Insurers.  If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)                               Selection of Counsel.  In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceedings against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do, provided, however, that (i) the Company shall have no right to assume the defense of any claim, action or other matter which seeks, in whole or in part, any remedy other than monetary damages (e.g., injunction, specific performance, criminal sanctions) or which could, if Indemnitee were not to prevail therein, materially damage Indemnitee’s personal or business reputation, and (ii) the Company shall have no right to assume the defense of any claim, action or other matter unless the Company first agrees fully and unconditionally, in writing, that the Company is obligated to indemnify Indemnitee in full with respect thereto, and waives any and all defenses, counterclaims or set-offs which might otherwise be asserted in limitation or mitigation of such indemnification obligation.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ separate counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

4.                                    Additional Indemnification Rights; Nonexclusivity.

(a)                               Scope.  Notwithstanding any other provision of this Agreement, in the event of any change in any applicable law, statute or rule which narrows the right of the Company to indemnify Indemnitee, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)                              Nonexclusivity.  The indemnification rights provided to Indemnitee by this Agreement shall be in addition to, and not in lieu of, any rights to which Indemnitee may be entitled under the Company’s Articles of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, applicable law or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.  The indemnification provided under this Agreement shall continue as to Indemnitee with respect to (i) any action taken or not taken while serving in an indemnified capacity and (ii) any claim, action or other matter arising out of or relating to the period prior to the date upon which

Indemnitee ceased to serve in an indemnified capacity, even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

5.                                    Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

6.                                    Mutual Acknowledgment.  Both the Company and Indemnitee acknowledge that in certain instances, federal or state law or regulation may prohibit the Company from indemnifying Indemnitee under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under law to indemnify Indemnitee.  The Company agrees to assert vigorously, in any such action pertaining to the Company’s right to indemnify Indemnitee, the position that the Company has the full and unfettered right to so indemnify Indemnitee, and further agrees that Indemnitee may, at any time and in Indemnitee’s sole discretion, assume control of the Company’s defense of such right (including without limitation selection of counsel and determination of strategy), with such defense nonetheless being conducted at the Company’s expense.

7.                                    Liability Insurance.  The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the directors, officers, employees and agents of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this agreement.  Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.  In all such policies of liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s employees, if Indemnitee is not a director or officer but is an employee; or of the Company’s agents, if Indemnitee is not a director, officer or employee but is an agent.  Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

8.                                    Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to law, regulation or court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  The provisions of this Agreement shall be severable as provided in this Section 8.  If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this entire Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

9.                                    Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                               Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or otherwise but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board has approved the initiation or bringing of such suit;

(b)                              Frivolous Proceedings.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceedings were frivolous;

(c)                               Insured Claims.  To make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise received payment (under any insurance policy, the Articles of Incorporation or Bylaws of the Company, contract or otherwise) of the amounts otherwise indemnifiable hereunder.  If the Company makes any indemnification payment to Indemnitee in connection with any particular expense indemnified hereunder and Indemnitee has already received or thereafter receives, and is entitled to retain, duplicate payments in reimbursement of the same particular expense, then Indemnitee shall reimburse the Company in an amount equal to the lesser of (i) the amount of such duplicate payment and (ii) the full amount of such indemnification payment made by the Company;

(d)                             Claims Under Section 16(b).  To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute;

(e)                               Unlawful Claims.  To indemnify Indemnitee in any manner which a court of competent jurisdiction has finally determined to be unlawful;

(f)                                Failure to Settle Proceeding.  In the event that Indemnitee Fails to Pursue a Recommended Settlement of a Qualifying Claim, to indemnify Indemnitee (i) for amounts paid or payable in settlement of such Qualifying Claim in excess of the amount of such Recommended Settlement thereof, or (ii) for any cost and/or expenses directly related to such Qualifying Claim incurred by Indemnitee following the date upon which Indemnitee Fails To Pursue such Recommended Settlement.  For purposes of this clause, “Qualifying Claim” shall mean any claim the defense of which may be assumed by the Company under Section 3(e) above (i.e., any claim that (A) is not described in the first clause (i) of said Section 3(e) and (B) with respect to which the Company has acknowledged its unconditional duty to indemnify as described in first clause (ii) of said Section 3(e)), “Recommended Settlement” shall mean a reasonable written settlement proposal, in full and final executable form in all material respects, and “Fails To Pursue” shall mean either (i) Indemnitee’s failure to communicate a Recommended Settlement to the principal adverse party in the subject matter within 30 days after Indemnitee’ receipt thereof from the Company, or (ii) Indemnitee’s failure to agree to any Recommended Settlement that has been accepted by all adverse parties in the subject matter within 30 days after receipt thereof, provided the Company has (A) irrevocably deposited all funds necessary to satisfy all of Indemnitee’s obligations under such Recommended Settlement in an account subject to Indemnitee’s or a third party’s control and (B) irrevocably taken all actions and given all instructions necessary or appropriate to permit such funds to be applied in satisfaction of such obligations of Indemnitee.

(g)                              Breach of Employment Agreement.  To indemnify Indemnitee for any breach by Indemnitee of any employment agreement between Indemnitee and the Company or any of its subsidiaries.

10.                            Legal Fees.  The Company agrees to pay or reimburse Indemnitee for Indemnitee’s legal fees and costs incurred in connection with the preparation and negotiation of this Agreement.

11.                            Construction of Certain Phrases.

For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and/or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company or any subsidiary of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

12.                            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

13.                            Successors and Assigns.  This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

14.                            Attorneys’ Fees.  In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were frivolous.

15.                            Notice.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked if addressed as provided for on the signature page of this Agreement, unless sooner received, or as subsequently modified by written notice.

16.                            Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of California, or in federal courts located in such State.

17.                            Choice of Law.  This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RESONANT, INC.,
a Delaware corporation, as the Company

By:
Name:
Title:

Notice Address:

Attn:

AGREED TO AND ACCEPTED:

INDEMNITEE:

(Signature)

(Print Name)

Notice Address: